UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

Genelux Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41599	77-0583529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 Townsgate Road, Suite 230 Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 267-9889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GNLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Officer or Named Executive Officer

On January 29, 2025 (the “Separation Date”), Lourie Zak resigned as Chief Financial Officer of Genelux Corporation (the “Company”), effective immediately.

In connection with Ms. Zak’s separation from the Company, she and the Company entered into a separation agreement, dated as of the Separation Date (the “Separation Agreement”), pursuant to which Ms. Zak will: (i) serve as a non-employee advisor to the Company beginning on the Separation Date and ending on August 29, 2025, unless earlier terminated pursuant to the Separation Agreement (the “Advisory Period”); (ii) receive a cash payment equal to six months of her base salary in effect as of the Separation Date (in the total amount of approximately $180,000), subject to standard payroll deductions and withholdings, to be paid in equal biweekly installments continuing until on or about August 29, 2025; (iii) receive up to 12 months of COBRA group health insurance continuation; and (iv) remain eligible to receive her annual bonus for calendar year 2024. In addition, Ms. Zak’s vested stock options granted pursuant to the Company’s 2022 Equity Incentive Plan (the “Plan”) and the Company’s 2023 Inducement Plan (the “Inducement Plan”), as applicable, shall remain exercisable until the earlier of (a) the date that is 12 months after the last day of the Advisory Period and (b) the original expiration date of the applicable vested stock option. The foregoing severance benefits are conditioned upon Ms. Zak not revoking the Separation Agreement on or within 21 calendar days after the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Matt Pulisic as Chief Financial Officer

On February 3, 2025, the Company announced the appointment of Matt Pulisic as the Company’s Chief Financial Officer, effective as of January 30, 2025 (the “Effective Date”). Mr. Pulisic will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Pulisic, 41, most recently served as Vice President of Finance at Arrowhead Pharmaceuticals, Inc., a publicly traded RNAi technology company, from August 2020 to January 2025. Prior to that, Mr. Pulisic served as Head of Finance for Global Product Development, R&D, Global Marketing & Sourcing at HARMAN International, a standalone subsidiary of Samsung Electronics Co. Ltd., from August 2019 to August 2020. He began his career at Amgen, Inc., a publicly traded commercial biotechnology company, in April 2006 as a Research Associate and transitioned into finance where he held multiple positions of increasing responsibility, including Commercial Finance, Corporate Finance, Treasury, Head of Capital Finance & Finance Director for Amgen Worldwide, spanning from 2007 to 2019. He graduated from California Lutheran University with his M.B.A. in finance and from the University of California, Santa Cruz with his B.S. in Biochemistry and Molecular Biology.

Pursuant to the terms of Mr. Pulisic’s employment agreement (the “Pulisic Employment Agreement”), effective as of the Effective Date, Mr. Pulisic will receive a base salary of $410,000 per year and be eligible for an annual discretionary bonus with a target amount of up to 40% of his then-current base salary based on the achievement of certain performance goals determined by the Board of Directors of the Company. Mr. Pulisic has been granted an option to purchase 275,000 shares of common stock of the Company with a per share exercise price equal to $3.95 per share (the “Option”). The shares subject to the Option will vest over four years of continuous service to the Company, with 25% of the shares subject to the Option vesting on the first-year anniversary of the Effective Date, and the remaining shares vesting in equal monthly installments over the subsequent 36 months of continuous service thereafter. In the event of a change in control of the Company, and subject to Mr. Pulisic’s continuous service through such change in control, 100% of the shares subject to the unvested portion of the Option will accelerate and vest in full.

Mr. Pulisic will be entitled to receive severance benefits in the event his employment is terminated by the Company without cause or if he resigns for good reason (an “Involuntary Termination”), provided he remains in compliance with the terms of the Pulisic Employment Agreement. In the event of an Involuntary Termination that does not occur within the period commencing three months prior to a change in control of the Company and ending 18 months following a change in control (the “Change in Control Period”), Mr. Pulisic will receive (i) severance equal to six months of his base salary in effect as of his separation date, subject to standard payroll deductions and withholdings, to be paid in equal installments beginning on the first regularly-scheduled payroll date following his separation date plus in the event of a termination by the Company without cause, his full target annual bonus for the calendar year in which such separation occurs, and (ii) up to 12 months of COBRA group health insurance continuation. In the event of an Involuntary Termination that occurs during the Change in Control Period, Mr. Pulisic will receive (i) severance to be paid in a lump sum equal to 12 months of his base salary in effect as of his separation date, subject to standard payroll deductions and withholdings, plus his full target bonus for the calendar year in which such separation occurs and (ii) up to 12 months of COBRA group health insurance continuation. The foregoing severance benefits are conditioned upon Mr. Pulisic signing and not revoking a separation agreement and release of claims by no later than the 60th day after the employment termination.

Mr. Pulisic has entered into the Company’s standard form of indemnification agreement, a form of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-265828), filed with the Securities and Exchange Commission (“SEC”) on January 10, 2023.

The selection of Mr. Pulisic to serve as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Pulisic and any director or executive officer of the Company. Mr. Pulisic does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Pulisic Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Pulisic Employment Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated January 29, 2025, by and between Genelux Corporation and Lourie Zak.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelux Corporation

Date: February 3, 2025	By:	/s/ Thomas Zindrick, J.D.
Thomas Zindrick, J.D.
President and Chief Executive Officer